SLM Private Credit Student Loan Trust 2003-C Quarterly Servicing Report
Report Date: 08/31/2005 Reporting Period: 6/1/05 - 8/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		05/31/2005	Activity	08/31/2005

A	i	Portfolio Balance	$1,161,614,780.12	$(14,275,483.80)	$1,147,339,296.32
	ii	Interest to be Capitalized	42,519,007.84		40,993,184.01

	iii	Total Pool	$1,204,133,787.96		$1,188,332,480.33
	iv	Cash Capitalization Account (Cii)	74,402,741.74		74,402,741.74

	v	Asset Balance	$1,278,536,529.70		$1,262,735,222.07

	i	Weighted Average Coupon (WAC)	6.408%		6.893%
	ii	Weighted Average Remaining Term	180.00		179.07
	iii	Number of Loans	126,590		124,791
	iv	Number of Borrowers	86,269		85,048
	v	Prime Loans Outstanding	$1,075,686,706		$1,064,643,115
	vi	T-bill Loans Outstanding	$127,747,484		$122,901,651
	vii	Fixed Loans Outstanding	$699,598		$787,715

						% of		% of
	Notes		Cusips	Spread	Balance 6/15/05	O/S Securities**	Balance 9/15/05	O/S Securities**

B	i	A-1 Notes	78443CAY0	0.100%	$505,467,987.25	40.390%	$489,666,679.62	39.627%
	ii	A-2 Notes	78443CAZ7	0.390%	421,173,000.00	33.654%	421,173,000.00	34.084%
	iii	A-3 ARS	78443CBA1	ARS	75,000,000.00	5.993%	75,000,000.00	6.070%
	iv	A-4 ARS	78443CBB9	ARS	75,000,000.00	5.993%	75,000,000.00	6.070%
	v	A-5 ARS	78443CBC7	ARS	70,000,000.00	5.593%	70,000,000.00	5.665%
	vi	B Notes	78443CBD5	0.800%	43,965,000.00	3.513%	43,965,000.00	3.558%
	vii	C Notes	78443CBE3	1.600%	60,875,000.00	4.864%	60,875,000.00	4.926%

	viii	Total Notes			$1,251,480,987.25	100.000%	$1,235,679,679.62	100.000%

			06/15/2005	09/15/2005

C	i	Specified Reserve Account Balance ($)	$3,124,915.00	$3,124,915.00
	ii	Reserve Account Balance ($)	$3,124,915.00	$3,124,915.00
	iii	Cash Capitalization Acct Balance ($)	$74,402,741.74	$74,402,741.74
	iv	Initial Asset Balance	$1,352,777,122.47	$1,352,777,122.47
	v	Specified Overcollateralization Amount	$27,055,542.45	$27,055,542.45
	vi	Actual Overcollateralization Amount	$27,055,542.45	$27,055,542.45
	vii	Has the Stepdown Date Occurred?*	No	No

	General Trust Information

D	i	Indenture Trustee	JPMorgan Chase Bank	iii	Servicer	Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.	iv	Swap Counterparty	Merril Lynch DP
						JPMorgan Chase
		Initial Pool Balance	$1,249,966,061.47

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and September 15, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.
**	Percentages may not total 100% due to rounding.

II. 2003-C Transactions from: 05/31/2005 through: 08/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$20,914,616.85
	ii	Purchases by Servicer (Delinquencies >180)	3,551,971.22
	iii	Other Servicer Reimbursements	20.14
	iv	Other Principal Reimbursements	90,443.35

	v	Total Principal Collections	$24,557,051.56

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(9,830,830.39)
	iii	Capitalized Insurance Fee	(450,809.82)
	iv	Other Adjustments	72.45

	v	Total Non-Cash Principal Activity	$(10,281,567.76)

C	Total Student Loan Principal Activity		$14,275,483.80

D	Student Loan Interest Activity
	i	Interest Payments Received	$10,569,013.02
	ii	Purchases by Servicer (Delinquencies >180)	164,562.74
	iii	Other Servicer Reimbursements	0.03
	iv	Seller Reimbursements	1,681.77
	v	Late Fees	154,259.57
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$10,889,517.13

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	9,830,830.39
	iii	Other Interest Adjustments	(209.81)

	iv	Total Non-Cash Interest Adjustments	$9,830,620.58

F	Total Student Loan Interest Activity		$20,720,137.71

III. 2003-C Collection Account Activity 05/31/2005 through: 08/31/2005

A	Principal Collections
	i		Principal Payments Received	$20,058,847.61
	ii		Consolidation Principal Payments	855,769.24
	iii		Purchases by Servicer (Delinquencies >180)	3,551,971.22
	iv		Reimbursements by Seller	2,557.10
	v		Reimbursements by Servicer	20.14
	vi		Other Re-purchased Principal	87,886.25

	vii		Total Principal Collections	$24,557,051.56

B	Interest Collections
	i		Interest Payments Received	$10,557,669.90
	ii		Consolidation Interest Payments	11,343.12
	iii		Purchases by Servicer (Delinquencies >180)	164,562.74
	iv		Reimbursements by Seller	0.00
	v		Reimbursements by Servicer	0.03
	vi		Other Re-purchased Interest	1,681.77
	vii		Collection Fees/Return Items	0.00
	viii		Late Fees	154,259.57

	ix		Total Interest Collections	$10,889,517.13

C	Recoveries on Realized Losses			$0.00

D	Funds Borrowed from Next Collection Period			$0.00

E	Funds Repaid from Prior Collection Periods			$0.00

F	Investment Income			$780,003.64

G	Borrower Incentive Reimbursements			$107,110.55

H	Interest Rate Cap Proceeds			$0.00

I	Gross Swap Receipt, Merril Lynch DP			$4,687,006.02

	Gross Swap Receipt, JPMorgan Chase			$4,687,006.02

J	Other Deposits			$262,536.88

	TOTAL FUNDS RECEIVED			$45,970,231.80

	LESS FUNDS PREVIOUSLY REMITTED:
		i	Funds Allocated to the Future Distribution Account	$(12,404,833.51)
		ii	Funds Released from the Future Distribution Account	$9,018,084.95

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT			$42,583,483.24

K	Amount released from Cash Capitalizaton Account			$0.00

L	AVAILABLE FUNDS			$42,583,483.24

M	Servicing Fees Due for Current Period			$672,977.24

N	Carryover Servicing Fees Due			$0.00

O	Administration Fees Due			$20,000.00

P	Total Fees Due for Period			$692,977.24

IV. 2003-C Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	06/15/2005	$3,995,815.44
	ii	Total Allocations for Distribution Period		$8,409,018.07
	iii	Total Payments for Distribution Period		$(3,386,748.56)
	iv	Funds Released to the Collection Account		$(9,018,084.95)

	v	Total Balance Prior to Current Month Allocations		$0.00

	vi	Ending Balance	09/15/2005	$4,358,542.44

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		06/15/2005
	i	Primary Servicing Fees		$680,910.18
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$35,308.33
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$3,272,930.27
	v	Interest Accrued on the Class B Notes		0.00

	vi	Balance as of	06/15/2005	$3,995,815.44

	Monthly Allocation Date		07/15/2005
	i	Primary Servicing Fees		$676,594.65
	ii	Admin fees		6,666.67
	iii	Broker Dealer, Auction Agent and Remarketing Fees		36,485.28
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		3,475,193.71
	v	Interest Accrued on the Class B Notes		0.00

	vi	Total Allocations		$4,194,940.31

	Monthly Allocation Date		08/15/2005
	i	Primary Servicing Fees		$672,977.24
	ii	Admin fees		6,666.67
	iii	Broker Dealer, Auction Agent and Remarketing Fees		36,485.28
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		3,497,948.57
	v	Interest Accrued on the Class B Notes		0.00

	vi	Total Allocations		$4,214,077.76

C	Total Future Distribution Account Deposits Previously Allocated			$12,404,833.51

D	Current Month Allocations		09/15/2005
	i	Primary Servicing		$669,281.26
	ii	Admin fees		6,666.67
	iii	Broker Dealer, Auction Agent and Remarketing Fees		37,662.22
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		3,644,932.29
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Allocations on the Distribution Date		$4,358,542.44

V. 2003-C Auction Rate Security Detail

A	Auction Rate Securities - Payments During Distribution Period

		Payment	Security	Interest	No. of			Interest	Broker/Dealer	Auction Agent
	i	Date	Description	Rate	Days	Start Date	End Date	Payment	Fees	Fees
		06/21/2005	SLMPC 2003-C A-4	3.140000%	28	05/24/2005	06/21/2005	$183,166.67	$11,666.67	$495.83
		06/30/2005	SLMPC 2003-C A-5	3.170000%	28	06/02/2005	06/30/2005	$172,588.89	$8,166.67	$462.78
		07/12/2005	SLMPC 2003-C A-3	3.220000%	28	06/14/2005	07/12/2005	$187,833.33	$11,666.67	$495.83
		07/19/2005	SLMPC 2003-C A-4	3.300000%	28	06/21/2005	07/19/2005	$192,500.00	$11,666.67	$495.83
		07/28/2005	SLMPC 2003-C A-5	3.380000%	28	06/30/2005	07/28/2005	$184,022.22	$8,166.67	$462.78
		08/09/2005	SLMPC 2003-C A-3	3.335000%	28	07/12/2005	08/09/2005	$194,541.67	$11,666.67	$495.83
		08/16/2005	SLMPC 2003-C A-4	3.430000%	28	07/19/2005	08/16/2005	$200,083.33	$11,666.67	$495.83
		08/25/2005	SLMPC 2003-C A-5	3.495000%	28	07/28/2005	08/25/2005	$190,283.33	$8,166.67	$462.78
		09/06/2005	SLMPC 2003-C A-3	3.560000%	28	08/09/2005	09/06/2005	$207,666.67	$11,666.67	$495.83
		09/13/2005	SLMPC 2003-C A-4	3.580000%	28	08/16/2005	09/13/2005	$208,833.33	$11,666.67	$495.83

	ii	Auction Rate Note Interest Paid During Distribution Period			6/15/05-9/15/05			$1,921,519.44
	iii	Broker/Dealer Fees Paid During Distribution Period			6/15/05-9/15/05			$106,166.70
	iv	Auction Agent Fees Paid During Distribution Period			6/15/05-9/15/05			$4,859.15
	v	Primary Servicing Fees Remitted			6/15/05-9/15/05			$1,354,203.27

	vi	Total						$3,386,748.56
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$0.00
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$0.00
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$0.00

B	Total Payments Out of Future Distribution Account During Collection Period							$3,386,748.56

C	Funds Released to Collection Account							$9,018,084.95

D	Auction Rate Student Loan Rates			Jun-05	Jul-05	Aug-05
				5.47302%	5.95302%	5.95402%

VI. 2003-C Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool		05/31/2005	08/31/2005

		December 15, 2003 to June 16, 2008	15%		$187,494,909.22	$187,494,909.22
		September 15, 2008 to June 15, 2011	18%
		September 15, 2011 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)			$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes

B	i	Recoveries on Realized Losses This Collection Period
	ii	Principal Cash Recovered During Collection Period			$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period			$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period			$0.00	$0.00
	v	Total Recoveries for Period			$0.00	$0.00
C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$11,784,326.93	$15,336,298.15
	iii	Cumulative Interest Purchases by Servicer			487,763.02	652,325.76

	iv	Total Gross Defaults:			$12,272,089.95	$15,988,623.91

VII. 2003-C Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005
INTERIM:

In School	6.276%	6.737%	22,850	18,485	18.050%	14.813%	$184,241,867.73	$146,084,690.88	15.861%	12.732%

Grace	6.260%	6.774%	13,652	13,477	10.784%	10.800%	$119,535,630.63	$121,816,932.59	10.290%	10.617%

Deferment	6.564%	7.032%	7,358	7,698	5.812%	6.169%	$64,740,553.52	$69,616,597.46	5.573%	6.068%

TOTAL INTERIM	6.321%	6.811%	43,860	39,660	34.647%	31.781%	$368,518,051.88	$337,518,220.93	31.726%	29.417%
REPAYMENT
Active
Current	6.316%	6.777%	72,004	72,470	56.880%	58.073%	$675,663,695.49	$672,971,886.39	58.166%	58.655%
31-60 Days Delinquent	7.496%	7.602%	1,812	2,349	1.431%	1.882%	16,697,547.18	$21,367,738.66	1.437%	1.862%
61-90 Days Delinquent	7.463%	8.369%	666	1,118	0.526%	0.896%	5,790,664.07	$10,086,907.35	0.499%	0.879%
91-120 Days Delinquent	7.995%	8.544%	693	659	0.547%	0.528%	6,514,085.77	$6,081,127.51	0.561%	0.530%
121-150 Days Delinquent	7.575%	8.814%	428	416	0.338%	0.333%	3,928,120.06	$3,963,687.62	0.338%	0.345%
151-180 Days Delinquent	7.146%	8.150%	168	144	0.133%	0.115%	1,409,759.24	$1,363,007.65	0.121%	0.119%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	$—	0.000%	0.000%

Forbearance	7.064%	7.493%	6,959	7,975	5.497%	6.391%	83,092,856.43	$93,986,720.21	7.153%	8.192%

TOTAL REPAYMENT	6.449%	6.927%	82,730	85,131	65.353%	68.219%	$793,096,728.24	$809,821,075.39	68.274%	70.583%

GRAND TOTAL	6.408%	6.893%	126,590	124,791	100.000%	100.000%	$1,161,614,780.12	$1,147,339,296.32	100.000%	100.000%

*	Percentages may not total 100% due to rounding.

VIII. 2003-C Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.962%	96,219	$847,342,434.81	73.853%
- Law Loans	7.117%	18,376	167,315,276.43	14.583%
- Med Loans	6.104%	3,129	27,383,831.33	2.387%
- MBA Loans	6.122%	7,067	105,297,753.75	9.178%

- Total	6.893%	124,791	$1,147,339,296.32	100.000%

*    Percentages may not total 100% due to rounding

IX. 2003-C Interest Rate Swap and Cap Calculations

A	Swap Payments				Merril Lynch DP	JPMorgan Chase
					Swap Calculation	Swap Calculation

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$537,843,352.92	$537,843,352.92
	Counterparty Pays:
	ii	3 Month Libor			3.41000%	3.41000%
	iii	Gross Swap Receipt Due Trust			$4,687,006.02	$4,687,006.02
	iv	Days in Period	06/15/2005	09/15/2005	92	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6500%			3.35000%	3.35000%
	vi	Gross Swap Payment Due Counterparty			$4,541,460.86	$4,541,460.86
	vii	Days in Period	06/15/2005	09/15/2005	92	92

B	Cap Payments
					Cap Calculation

	i	Notional Swap Amount			$860,000,000.00
	Counterparty Pays:
	ii	3 Month Libor			3.41000%
	iii	Cap Rate			6.00000%

	iv	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	06/15/2005	09/15/2005	92
	vi	Cap Payment due Trust			$0.00

X. 2003-C Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.008970000	6/15/05 - 9/15/05	3.51000%
B	Class A-2 Interest Rate	0.009711111	6/15/05 - 9/15/05	3.80000%
C	Class B Interest Rate	0.010758889	6/15/05 - 9/15/05	4.21000%
D	Class C Interest Rate	0.012803333	6/15/05 - 9/15/05	5.01000%

XI. 2003-C Inputs From Prior Period 05/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,161,614,780.12
	ii	Interest To Be Capitalized	42,519,007.84

	iii	Total Pool	$1,204,133,787.96
	iv	Cash Capitalization Account (CI)	74,402,741.74

	v	Asset Balance	$1,278,536,529.70

B	Total Note and Certificate Factor		0.929768900
C	Total Note Balance		$1,251,480,987.25

D	Note Balance 06/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B	Class C

	i	Current Factor	0.842446600	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$505,467,987.25	$421,173,000.00	$75,000,000.00	$75,000,000.00	$70,000,000.00	$43,965,000.00	$60,875,000.00
	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

XII. 2003-C Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	6/15/05	$1,146,640,987	$1,190,605,987	$1,251,480,987
Asset Balance	5/31/05	$1,278,536,530	$1,278,536,530	$1,278,536,530

Pool Balance	8/31/05	$1,188,332,480	$1,188,332,480	$1,188,332,480
Amounts on Deposit*	9/15/05	98,586,220	98,113,206	97,333,803
Total		$1,286,918,701	$1,286,445,687	$1,285,666,284

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$131,895,542.45
Specified Class A Enhancement		$189,410,283.31	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$87,930,542.45
Specified Class B Enhancement		$127,851,941.23	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$27,055,542.45
Specified Class C Enhancement		$37,882,056.66	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XV Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-C Cash Capitalization Account Triggers

A		Cash Capitalization Account Balance as of Collection End Date	08/31/2005	$74,402,741.74
		Less: Excess of Trust fees & Note interest due over Available Funds	09/15/2005	0.00

		Cash Capitalization Account Balance (CI)*		$74,402,741.74

B	i	5.50% of Initial Asset Balance		$74,402,741.74
	ii	Excess, CI over 5.5% of initial Asset Balance		$0.00
	iii	Release A(ii) excess to Collection Account?**	09/15/2005	DO NOT RELEASE

C	i	3.50% of Initial Asset Balance		$47,347,199.29
	ii	Excess, CI over 3.5% of initial Asset Balance		$27,055,542.45
	iii	Release B(ii) excess to Collection Account?**	09/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R)*	09/15/2005	$0.00

	*as defined under “Asset Balance” on page S-78 of the prospectus supplement
	**determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-58 of the prospectus supplement

XIV. 2003-C            Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	06/15/2005	$1,146,640,987.25
	iii	Asset Balance	08/31/2005	$1,262,735,222.07

	iv	First Priority Principal Distribution Amount	09/15/2005	$0.00
				—
	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	06/15/2005	$1,190,605,987.25
	vii	Asset Balance	08/31/2005	$1,262,735,222.07
	viii	First Priority Principal Distribution Amount	09/15/2005	$0.00
	ix	Second Priority Principal Distribution Amount	09/15/2005	$0.00
				—
	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	06/15/2005	$1,251,480,987.25
	xii	Asset Balance	08/31/2005	$1,262,735,222.07
	xiii	First Priority Principal Distribution Amount	09/15/2005	$0.00
	xiv	Second Priority Principal Distribution Amount	09/15/2005	$0.00

	xv	Third Priority Principal Distribution Amount	09/15/2005	$0.00

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	06/15/2005	$1,251,480,987.25

	ii	Asset Balance	08/31/2005	$1,262,735,222.07
	iii	Specified Overcollateralization Amount	09/15/2005	$27,055,542.45
	iv	First Priority Principal Distribution Amount	09/15/2005	$0.00
	v	Second Priority Principal Distribution Amount	09/15/2005	$0.00
	vi	Third Priority Principal Distribution Amount	09/15/2005	$0.00
	vii	Regular Principal Distribution Amount		$15,801,307.63

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	08/31/2005	$1,262,735,222.07
	iii	85% of Asset Balance	08/31/2005	$1,073,324,938.76
	iv	Specified Overcollateralization Amount	09/15/2005	$27,055,542.45
	v	Lesser of (iii) and (ii - iv)		$1,073,324,938.76
	vi	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$15,801,307.63
	vii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	08/31/2005	$1,262,735,222.07
	iii	89.875% of Asset Balance	08/31/2005	$1,134,883,280.84
	iv	Specified Overcollateralization Amount	09/15/2005	$27,055,542.45
	v	Lesser of (iii) and (ii - iv)		$1,134,883,280.84
	vi	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	08/31/2005	$1,262,735,222.07
	iii	97% of Asset Balance	08/31/2005	$1,224,853,165.41
	iv	Specified Overcollateralization Amount	09/15/2005	$27,055,542.45
	v	Lesser of (iii) and (ii - iv)		$1,224,853,165.41
	vi	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$0.00

XV. 2003-C            Waterfall for Distributions

					Remaining
					Funds Balance

A	Total Available Funds (Sections III-J)			$42,583,483.24	$42,583,483.24

B	Primary Servicing Fees-Current Month plus any Unpaid			$672,977.24	$41,910,506.00

C	Quarterly Administration Fee plus any Unpaid			$20,000.00	$41,890,506.00

D	Auction Agent Fees Due 09/15/2005			$0.00	$41,890,506.00
	Broker/Dealer Fees Due 09/15/2005			$0.00	$41,890,506.00

E	Gross Swap Payment, Merrill Lynch DP			$4,541,460.86	$37,349,045.14

	Gross Swap Payment, JPMorgan Chase			$4,541,460.86	$32,807,584.28

F	i	Class A-1 Noteholders’ Interest Distribution Amount due	09/15/2005	$4,534,047.85	$28,273,536.43
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	09/15/2005	$4,090,057.80	$24,183,478.63
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	09/15/2005	$0.00	$24,183,478.63
	iv	Class A-4 Noteholders’ Interest Distribution Amount due	09/15/2005	$0.00	$24,183,478.63
	v	Class A-5 Noteholders’ Interest Distribution Amount due	09/15/2005	$0.00	$24,183,478.63
	vi	Swap Termination Fees due	09/15/2005	$0.00	$24,183,478.63

G	First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$24,183,478.63

H	Class B Noteholders’ Interest Distribution Amount due		09/15/2005	$473,014.55	$23,710,464.08

I	Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$23,710,464.08

J	Class C Noteholders’ Interest Distribution Amount			$779,402.92	$22,931,061.16

K	Third Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$22,931,061.16

L	Increase to the Specified Reserve Account Balance			$0.00	$22,931,061.16

M	Regular Principal Distribution Amount — Principal Distribution Account			$15,801,307.63	$7,129,753.53

N	Carryover Servicing Fees			$0.00	$7,129,753.53

O	Auction Rate Noteholder’s Interest Carryover
	i	Class A-3		$0.00	$7,129,753.53
	ii	Class A-4		$0.00	$7,129,753.53
	iii	Class A-5		$0.00	$7,129,753.53

P	Swap Termination Payments			$0.00	$7,129,753.53

Q	Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$7,129,753.53

R	Remaining Funds to the Certificateholders			$7,129,753.53	$0.00

XVI. 2003-C            Principal Distribution Account Allocations

				Remaining
				Funds Balance

A	Total from Collection Account		$15,801,307.63	$15,801,307.63

B	i	Class A-1 Principal Distribution Amount Paid	$15,801,307.63	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	v	Class A-5 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00
	v	Remaining Class A-5 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-C Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B	Class C
	i	Quarterly Interest Due			$4,534,047.85	$4,090,057.80	$0.00	$0.00	$0.00	$473,014.55	$779,402.92
	ii	Quarterly Interest Paid			4,534,047.85	4,090,057.80	0.00	0.00	0.00	473,014.55	779,402.92

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00		$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$15,801,307.63	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)			15,801,307.63	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$20,335,355.48	$4,090,057.80	$0.00	$0.00	$0.00	$473,014.55	$779,402.92

B	Note Balances			06/15/2005	Paydown Factors	09/15/2005
	i	A-1 Note Balance	78443CAY0	$505,467,987.25		$489,666,679.62
		A-1 Note Pool Factor		0.842446600	0.026335500	0.816111100

	ii	A-2 Note Balance	78443CAZ7	$421,173,000.00		$421,173,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CBA1	$75,000,000.00		$75,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78443CBB9	$75,000,000.00		$75,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78443CBC7	$70,000,000.00		$70,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78443CBD5	$43,965,000.00		$43,965,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	C Note Balance	78443CBE3	$60,875,000.00		$60,875,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

				Next ARS Pay Date	Balances
				10/04/05	$75,000,000.00
					1.000000000
				10/11/05	$75,000,000.00
					1.000000000
				09/22/05	$70,000,000.00
					1.000000000

XVIII. 2003-C Historical Pool Information

						2004	2003
			6/1/05-8/31/05	3/1/05-5/31/05	12/1/04-2/28/05	3/1/04-11/30/04	8/18/3-11/30/03

Beginning Student Loan Portfolio Balance			$1,161,614,780.12	$1,177,787,582.97	$1,184,661,986.78	$1,201,155,217.98	$1,202,893,173.22

	Student Loan Principal Activity
	i	Principal Payments Received	$20,914,616.85	$19,160,393.80	$16,954,196.34	$42,388,790.00	$25,985,645.77
	ii	Purchases by Servicer (Delinquencies >180)	3,551,971.22	2,671,087.64	2,477,719.54	$5,407,174.03	1,228,345.72
	iii	Other Servicer Reimbursements	20.14	42.95	4,478.70	$63,917.81	3,550.32
	iv	Seller Reimbursements	90,443.35	34,322.62	49,692.46	132,435.55	841,059.95

	v	Total Principal Collections	$24,557,051.56	$21,865,847.01	$19,486,087.04	$47,992,317.39	$28,058,601.76
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(9,830,830.39)	(5,562,040.00)	(11,511,962.78)	$(29,405,228.05)	(23,299,636.32)
	iii	Capitalized Insurance Fee	($450,809.82)	($131,633.67)	($1,073,978.12)	$(2,066,001.12)	($2,976,209.46)
	iv	Other Adjustments	72.45	629.51	(25,742.33)	(27,857.02)	(44,800.74)

	v	Total Non-Cash Principal Activity	$(10,281,567.76)	$(5,693,044.16)	$(12,611,683.23)	$(31,499,086.19)	$(26,320,646.52)
							$—
(-)	Total Student Loan Principal Activity		$14,275,483.80	$16,172,802.85	$6,874,403.81	$16,493,231.20	$1,737,955.24

	Student Loan Interest Activity
	i	Interest Payments Received	$10,569,013.02	$9,738,695.98	$8,219,131.68	$17,599,833.01	$9,203,875.99
	ii	Repurchases by Servicer (Delinquencies >180)	164,562.74	133,998.96	94,944.90	$218,206.25	40,612.91
	iii	Other Servicer Reimbursements	0.03	2.20	22.61	$5,935.84	77.40
	iv	Seller Reimbursements	1,681.77	1,437.59	2,739.58	$8,563.56	57,978.86
	v	Late Fees	154,259.57	154,164.69	124,155.77	$239,314.74	114,212.37
	vi	Collection Fees	—	—	—	—	—

	viii	Total Interest Collections	10,889,517.13	10,028,299.42	8,440,994.54	18,071,853.40	9,416,757.53

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—
	ii	Capitalized Interest	9,830,830.39	5,562,040.00	11,511,962.78	29,405,228.05	23,299,636.32
	iii	Other Interest Adjustments	(209.81)	552.82	2,455.39	62,020.73	138,139.03

	iv	Total Non-Cash Interest Adjustments	$9,830,620.58	$5,562,592.82	$11,514,418.17	$29,467,248.78	$23,437,775.35

	v	Total Student Loan Interest Activity	$20,720,137.71	$15,590,892.24	$19,955,412.71	$47,539,102.18	$32,854,532.88

(=)	Ending Student Loan Portfolio Balance		$1,147,339,296.32	$1,161,614,780.12	$1,177,787,582.97	$1,184,661,986.78	$1,201,155,217.98
(+)	Interest to be Capitalized		$40,993,184.01	$42,519,007.84	$39,745,956.31	$43,166,983.90	$46,965,543.28

(=)	TOTAL POOL		$1,188,332,480.33	$1,204,133,787.96	$1,217,533,539.28	$1,227,828,970.68	$1,248,120,761.26

(+)	Cash Capitalization Account Balance (CI)		$74,402,741.74	$74,402,741.74	$74,402,741.74	$74,402,741.74	$102,811,061.00

(=)	Asset Balance		$1,262,735,222.07	$1,278,536,529.70	$1,291,936,281.02	$1,302,231,712.42	$1,350,931,822.26

XIX. 2003-C Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Dec-03	$1,251,820,090	2.20%

Mar-03	$1,248,120,761	2.03%

Jun-04	$1,242,483,969	1.77%

Sep-04	$1,236,052,405	1.71%

Dec-04	$1,227,828,971	2.00%

Mar-05	$1,217,533,539	1.90%

Jun-05	$1,204,133,788	1.88%

Sep-05	$1,188,332,480.33	1.95%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.